SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 6, 2015

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

Brookline Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 6, 2015.  At the Annual Meeting, John J. Doyle, Jr., Thomas J. Hollister, Charles H. Peck, Paul A. Perrault and Joseph J. Slotnik were elected as directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the stockholders (i) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and (ii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

The final voting results are set forth below.

(1)  Election of directors:

	For	Against	Abstain	Broker Non-Votes
John J. Doyle, Jr.	48,057,395	2,090,135	244,968	13,629,516
Thomas J. Hollister	48,697,926	455,519	239,053	13,629,516
Charlie H. Peck	47,893,915	2,222,748	275,835	13,629,516
Paul A. Perrault	49,551,604	597,058	243,836	13,629,516
Joseph J. Slotnik	48,133,652	1,986,036	272,810	13,629,516

(2)  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
62,732,745	797,016	492,253	0

(3)  Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
47,110,944	2,988,113	293,441	13,629,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2015	BROOKLINE BANCORP, INC.

	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
Chief Risk Officer, General Counsel & Secretary